Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 12, 2015, with respect to the consolidated financial statements included in the Annual Report of Regado Biosciences, Inc. on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statements of Regado Biosciences, Inc. on Forms S-8 (File No. 33-191672 and File No. 333-194513)

/s/ Grant Thornton LLP

Charlotte, North Carolina

February 12, 2015